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                                                                   EXHIBIT 23(B)


                        CONSENT OF INDEPENDENT AUDITORS


    We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Graphic Industries, Inc. Associate Stock Purchase Plan of our report dated March 14, 1994, with respect to the consolidated financial statements and schedules of Graphic Industries, Inc. included or incorporated by reference in its Annual Report (Form 10-K) for the year ended January 31, 1994, filed with the Securities and Exchange Commission.


                               ERNST & YOUNG LLP


Atlanta, Georgia
January 30, 1995